Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-157777 and 333-179938) and on Form S-8 (Nos. 33-55329, 33-63805, 333-04099, 333-07385, 333-65227, 333-71259, 333-71355, 333-74229, 333-75819, 333-90381, 333-44766, 333-52840, 333-66978, 333-68594, 333-100624, 333-106566, 333-112267, 333-128531, 333-129872, 333-147399, 333-148672, 333-153636, 333-162500 and 333-162501) of Medtronic, Inc. of our report dated June 24, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Minneapolis, Minnesota June 24, 2013